UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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American Medical Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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American Medical Technologies, Inc.

5655 Bear Lane

Corpus Christi, Texas 78405

April     , 2005

To Our Stockholders:

On behalf of the Board of Directors, I cordially invite all stockholders to attend the Annual Meeting of American Medical Technologies, Inc. to be held on Friday, May 6, 2005, at 10 a.m. at the Company’s offices, 5655 Bear Lane, Corpus Christi, Texas 78405. Proxy materials, which include a Notice of the Meeting, Proxy Statement and proxy card, are enclosed with this letter.  The Company’s 2004 Annual Report, which is not a part of the proxy materials, is also enclosed and provides additional information regarding the financial results of the Company in 2004.

We hope that you will be able to attend the Annual Meeting.  Your vote is important.  Whether you plan to attend or not, please execute and return the proxy card in the enclosed envelope so that your shares will be represented.  If you are able to attend the meeting in person, you may revoke your proxy and vote your shares in person.  If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.  We look forward to seeing you at the meeting.

Sincerely,

/s/ Roger W. Dartt
Roger W. Dartt
President and Chief Executive Officer

AMERICAN MEDICAL TECHNOLOGIES, INC.

5655 Bear Lane

Corpus Christi, Texas 78405

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 6, 2005

TO THE STOCKHOLDERS:

The 2005 Annual Meeting of Stockholders of American Medical Technologies, Inc. (the “Company”), will be held at the Company’s offices, 5655 Bear Lane, Corpus Christi, Texas 78405, at 10 a.m. on Friday, May 6, 2005, for the following purposes:

(1)                                  To elect five directors of the Company to serve on the Board of Directors for staggered terms and until their respective successors shall have been duly elected and qualified.

(2)                                  To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock.

(3)                                  To ratify the Company’s adoption of the American Medical Technologies, Inc. 2005 Stock Option Plan.

(4)                                  To ratify the selection of Hein & Associates LLP as the Company’s independent certified public accountants to audit the Company’s consolidated financial statements for the year ending December 31, 2005.

(5)                                  To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The holders of record of the Company’s common stock and Series B Preferred Stock at the close of business on March 31, 2005 are entitled to notice of and to vote at the meeting with respect to all proposals.  We urge you to sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope, whether or not you plan to attend the meeting in person.  No postage is required if mailed in the United States.  If you do attend the meeting in person, you may withdraw your proxy and vote personally on all matters brought before the meeting.

By Order of the Board of Directors,

/s/ Roger W. Dartt
Roger W. Dartt
Corpus Christi, Texas	President and Chief Executive Officer
April , 2005

AMERICAN MEDICAL TECHNOLOGIES, INC.

5655 Bear Lane

Corpus Christi, Texas 78405

PROXY STATEMENT

MEETING OF STOCKHOLDERS
TO BE HELD MAY 6, 2005

This statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Medical Technologies, Inc., a Delaware corporation (the “Company”), for use at the Company’s Annual Meeting of Stockholders or any postponement or adjournment thereof (the “Annual Meeting”) to be held at the Company’s offices, 5655 Bear Lane, Corpus Christi, Texas 78405, at 10 a.m. on Friday, May 6, 2005 for those purposes set forth in the notice attached hereto.  This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April     , 2005.

RECORD DATE AND VOTING SECURITIES

The Board of Directors (the “Board”) has fixed the close of business on March 31, 2005 as the record date (“Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.  At the close of business on the Record Date, the Company had outstanding and entitled to vote 8,189,306 shares of common stock, par value $.04 per share (“Common Stock”), and 400,000 shares of Series B Preferred Stock, $.01 par value (“Preferred Stock”). There are no other classes of voting securities of the Company outstanding.  Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting and each share of Preferred Stock entitles the holder to two and one-half votes on each matter presented, for an aggregate of 9,189,306 votes.  A proxy will be voted in the manner specified on the proxy, or if no manner is specified, it will be voted in favor of the proposals set forth in the notice attached hereto.

The presence of the holders of a majority of the issued and outstanding shares of the Company entitled to vote at the Annual Meeting, either in person or represented by properly executed proxies, is necessary to constitute a quorum for the transaction of business at the Annual Meeting.  If there are not sufficient shares represented in person or by proxy at the Annual Meeting to constitute a quorum, the Annual Meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company.

Shares of Common Stock or Preferred Stock (alternatively, “Stock”) represented by a properly signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.  Shares of Stock held by nominees which are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner’s discretion has been withheld (a “non-vote”) for voting on some or all other matters.

The election of directors requires the favorable vote of the holders of shares of Stock entitled to cast a plurality of votes present and voting, in person or by proxy, at the Annual Meeting.  Cumulative voting for the election of directors is not permitted.  Abstentions and broker non-votes have no effect on determinations of plurality except to the extent that they affect the total votes received by any particular candidate.

The affirmative vote of (a) a majority of the outstanding shares of Common Stock voting separately as a class and (b) a majority of the votes represented by the outstanding shares of Common Stock and Preferred Stock, is necessary to approve the amendment to the Company’s certificate of incorporation (“Certificate”) contemplated by proposal No. 2. With respect to broker non-votes, the shares will not be considered present at the Annual Meeting for this matter so that broker non-votes will have the same effect as a vote against this proposal.  In addition, abstentions will also operate to prevent the approval of such proposal to the same extent as a vote against such proposal.

A majority of the votes represented by the Stockholders present at the Annual Meeting, in person or by proxy, is necessary for ratification of the adoption of the 2005 Stock Option Plan and the Company’s auditors.  With respect to broker non-votes, the shares will not be considered present at the Annual Meeting for this matter so that broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.  Abstentions, however, will operate to prevent the approval of such proposal to the same extent as a vote against such proposal.

REVOCATION OF PROXY

Stockholders submitting proxies may revoke them at any time before they are voted on by (i) notifying Roger W. Dartt, President of the Company, in writing of such revocation, (ii) execution of a subsequent proxy sent to Mr. Dartt or (iii) attending the Annual Meeting in person and giving notice of revocation.  Notices to Mr. Dartt referenced in (i) and (ii) should be directed to Roger W. Dartt, President, American Medical Technologies, Inc., 5655 Bear Lane, Corpus Christi, Texas 78405.

SOLICITATION EXPENSES

The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company.  In addition to solicitation of proxies by mail, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview.  Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.  Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Stock.

The Company’s Annual Report to Stockholders for the year ended December 31, 2004, including consolidated financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting.  The Annual Report does not constitute a part of the proxy solicitation material.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the ownership of the Common and Preferred Stock as of February 28, 2005, by each current director, each of the Named Officers (as defined below), all current directors and executive officers as a group, and each person who is known by the Company to own beneficially 5% or more of the Company’s outstanding shares of Stock.  Shares issuable to such person upon conversion of Preferred Stock or under stock options or warrants exercisable currently or within 60 days are considered outstanding and are added to the shares of Common Stock actually outstanding.  Each share of Series B Preferred Stock is convertible into two and one-half shares of Common Stock, and votes on that basis with the Common shares.  Holders of outstanding Common Stock and Preferred Stock are entitled to vote an aggregate of 9,189,306 votes.

Name and Address	Number of Common Shares		Percent of Class	Number of Series B Preferred Shares	Percent of Class	Percentage of Aggregate Votes
William D. Myers 29877 Telegraph Road Southfield, MI 48034	945,337	(1)	11.5%			10.3%
Robert Hayman 8550 Higuera Street Culver City, CA 90232	823,961		10.1%			9.0%
Michael F. Radner 16500 North Park Dr., # 1507 Southfield, MI 48075	532,601		6.5%			5.8%
JPMorgan Chase & Co. 270 Park Avenue New York, New York, 10017	516,958		6.3%			5.6%
Charles A. Nichols 5655 Bear Lane Corpus Christi, TX 78405	752,334	(2)	8.9%	100,000	25%	8.2%
William D. Maroney 5655 Bear Lane Corpus Christi, Texas 78405	912,077	(3)	10.5%	200,000	50%	10.0%
Wayne A. Johnson, II	316,469	(4)	3.9%			3.4%
Roger W. Dartt	264,200		3.2%			2.9%
Bertrand R. Williams, Sr.	259,705	(5)	3.1%	100,000	25%	2.8%
Gary Chatham	6,937	(6)	*			*
All current executive officers and directors as a group (6 persons)	2,511,566	(7)	27.3%	400,000	100%	27.3%

* Less than one percent.

(1)                                  Includes 795,337 shares owned by Dr. William D. Myers and his wife, Irene M. Myers, and 150,000 shares owned individually by Mrs. Myers. Mr. Myers shares voting and dispositive power with respect to the both groups of shares.

(2)                                  Includes 1,872 shares of Common Stock purchasable within 60 days pursuant to the exercise of options or warrants, 2,000 shares of Common Stock owned by Mr. Nichols’ wife, and 100,000 shares of Preferred Stock (convertible into 250,000 shares of Common Stock within 60 days) owned jointly with Mrs. Nichols, as to both of which Mr. Nichols shares voting and dispositive power.

(3)                                  Includes 1,560 shares of Common Stock purchasable within 60 days pursuant to the exercise of options or warrants, 308,666 shares of Common Stock and 200,000 shares of Preferred Stock (convertible into 500,000 shares of Common Stock within 60 days) owned by Mr. Maroney’s wife, and 7,692 shares owned jointly by Mr. and Mrs. Maroney, as to which Mr. Maroney shares voting and dispositive power.

(4)                                  Includes 1,872 shares of Common Stock purchasable within 60 days pursuant to the exercise of options or warrants, and 100,423 shares of Common Stock owned by family trusts for which Mr. Johnson is the trustee.

(5)                                  Includes 2,184 shares of Common Stock purchasable within 60 days pursuant to the exercise of options or warrants, and 100,000 shares of Preferred Stock (convertible into 250,000 shares of Common Stock within 60 days) owned by a family trust for which Mr. Williams is the trustee.

(6)                                  Includes 936 shares of Common Stock purchasable within 60 days pursuant to the exercise of options or warrants.

(7)                                  Includes 8,424 shares of Common Stock purchasable within 60 days pursuant to the exercise of options or warrants and 400,000 shares of Preferred Stock (convertible into 1,000,000 shares of Common Stock).

(Proposal 1)

ELECTION OF DIRECTORS

The Company’s Certificate authorizes the Board to determine, from time to time, the number of directors which shall constitute the whole Board. Presently, six directors serve on the Board. The Company’s Certificate requires that the directors of the Company be divided into three classes, Class I, Class II and Class III, with each such class, as nearly as possible, to have the same number of directors. The term of office of each class of directors is normally three years, with the term of one-third of the directors expiring each year.  However, the Company has not held an annual meeting of stockholders to elect directors for three years.  Consequently, the terms of all of the directors will expire at the Annual Meeting.  As a result, at the Annual Meeting, the term of office of the Class I directors shall expire at the annual election of directors by the stockholders of the Company in 2006, the term of office of the Class II directors shall expire at the annual election of directors by the stockholders of the Company in 2007, the term of office of the Class III directors shall expire at the annual election of directors by the stockholders of the Company in 2008 and in each case thereafter when their respective successors are elected by the stockholders and qualify.  The directors whose terms will expire at the Annual Meeting are Roger W. Dartt, Gary A. Chatham, Wayne A. Johnson, II, William D. Maroney, Charles A. Nichols and Bertrand R. Williams, Sr. All of these individuals other than Mr. Johnson have been nominated to stand for reelection at the 2005 Annual Meeting. Messrs. Nichols and Chatham have been nominated to serve as Class I Directors to hold office until the 2006 Annual Meeting and until their successors are elected and qualified; Mr. Williams has been nominated to serve as Class II Director to hold office until the 2007 Annual Meeting and until his successor is elected and qualified; and Messrs. Dartt and Maroney have been nominated to serve as Class III Directors to hold office until the 2008 Annual Meeting and until their successors are elected and qualified.  Mr. Johnson is not standing for reelection to the Board.

NOMINEES FOR ELECTION

THE BOARD RECOMMENDS A VOTE FOR CHARLES A. NICHOLS AND GARY A. CHATHAM AS CLASS I DIRECTORS, BERTRAND R. WILLIAMS, SR. AS A CLASS II DIRECTOR, AND ROGER W. DARTT AND WILLIAM D. MARONEY AS CLASS III DIRECTORS. THE SHARES OF STOCK REPRESENTED BY RETURNED PROXY CARDS WILL BE VOTED FOR THE ELECTION OF THESE NOMINEES UNLESS OTHERWISE SPECIFIED.

The following sets forth information as to the current directors and executive officers of the Company, including their ages, present principal occupations, other business experience during the last five years, memberships on committees of the Board and directorships in other publicly-held companies.

Name	Age	Position with the Company	Director Since

Roger W. Dartt	63	President, Chief Executive Officer and Director	2002

Gary A. Chatham(1)	60	Director	1999

Wayne A. Johnson, II(1)(2)	56	Director	1996

William D. Maroney(1)(2)	67	Director	1997

Charles A. Nichols(1)	80	Director	1984

Bertrand R. Williams, Sr.(2)	76	Director	1990

Barbara D. Woody	43	Controller

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

Roger W. Dartt was selected by the Board to serve as the Company’s Chief Executive Office effective on June 1, 2002. Prior to that date Mr. Dartt served as the President of Mediatrix International, Inc., a management consulting company that specialized in providing and implementing business growth strategies, mergers and acquisitions, turnaround restructuring and financial support to companies. In the past five years, Mr. Dartt had several short-term assignments as a turnaround specialist in companies engaged in electronic circuit board manufacturing, specialty retail sales, commercial glass manufacturing and in the supply of durable medical equipment to the home healthcare industry. Prior to forming Mediatrix, Mr. Dartt was president, chief executive officer or chief operating officer of eight companies in the medical, dental, electronic and specialty retail markets, including subsidiaries of Bristol Meyers and PepsiCo.

Gary A. Chatham currently serves as Marketing Director for Combex Westhem, LLC, a manufacturer of structural insulated panels located in Robstown, Texas, a position he has held since February 2003. Mr. Chatham is also a principal in that firm. His principal responsibilities include product development, domestic and international market development for projects incorporating the company’s products, and the development of a franchise program for expanding the company’s manufacturing presence into other countries. He is also President of Gary Chatham and Associates, Inc., a project planning and management consulting firm he has operated since 1981. Mr. Chatham was a director of Texas Airsonics Inc. from 1988 until its merger with the Company in August 1996.

Wayne A. Johnson is currently executive vice president, general counsel and secretary for T-NETIX, Inc., a company engaged in providing specialized telephone call processing and other services to the corrections industry. Mr. Johnson joined T-NETIX in December 2000 and served as vice-president, general counsel and secretary until November 2002, when he became executive vice-president, general counsel and secretary. Prior to joining that company, Mr. Johnson was in the private practice of law. During his career he has served as founder, officer, director and owner of various public and private businesses. He is not standing for re-election to the board.

William D. Maroney is a private investor. From January 1987 to December 1996, Mr. Maroney had been in private law practice in New York City, New York. Prior thereto, Mr. Maroney was a senior tax counsel for ITT Corporation and an associate attorney with the international law firm of Coudert Brothers, New York City, New York. Mr. Maroney previously served as a director of the Company from May 1990 to May 1993.

Charles A. Nichols is a pharmacist at Southside Pharmacy, Inc. in Corpus Christi, Texas, where he has been the President since 1954. Mr. Nichols was one of the founders of Texas Airsonics, Inc. and served as a director from that company’s inception in 1982 until its acquisition by the Company in July 1996. He also served as treasurer for Texas Airsonics from 1989 to 1996.

Bertrand R. Williams has been the chief executive officer of Global Focus Marketing and Distribution (“GFMD”) since February 1995. GFMD sells specialized clinical laboratory supplies and diagnostics, research and industrial equipment. Since 1981, he has also been chairman of the board and chief executive officer of Immuno Concepts, Inc., a manufacturer of immuno-diagnostic and virology products in Sacramento, California.

Barbara D. Woody was appointed Controller in December 2002. Prior to joining the Company, she had served as Controller for Roy Smith Shoes, Inc. and as Business Manager for Henley Healthcare, Inc.

The vote of a plurality of the votes represented by outstanding shares of Stock present in person or represented by duly executed proxy at the Annual Meeting for the election of a given nominee is necessary to elect such nominee as a director of the Company (i.e., the two director nominees in each class receiving the greatest number of votes cast will be elected, regardless of the number withheld from voting for the election of such director nominees). The Board elects executive officers annually at its first meeting following the annual meeting of stockholders.

GENERAL INFORMATION WITH RESPECT

TO THE BOARD OF DIRECTORS

Meetings

During the year ended December 31, 2004, the Board held four meetings. During 2004, each member of the Board attended at least 75% of all meetings of the Board and committees of the Board of which such director was a member. The Company does not have a formal policy with regard to director attendance at the Annual Meeting. All of our directors attended the Company’s last annual meeting of stockholders held on May 2, 2001.

Committees of the Board of Directors

The Company’s Board has two standing committees, a Compensation Committee and an Audit Committee. The members of each committee serve without additional compensation.

The Compensation Committee met one time in 2004. The current members of the Compensation Committee, all of whom are independent, as defined in Nasdaq Rule 4200(a)(15), are Wayne A. Johnson, II, William D. Maroney and Bertrand R. Williams, Sr. The functions of this Committee are to establish and administer the Company’s executive compensation plans and the compensation of executive management.

The Company does not have a standing nominating committee of the Board nor has the Company adopted a charter for the nominating process.  Currently, the entire Board performs the functions of a nominating committee, including identifying individuals qualified to become board members, recommending nominees to fill vacancies in the membership of the Board as they occur and, prior to each annual meeting of stockholders, recommending director nominees for election at such meeting, and making recommendations concerning the size and composition of the Board.  Board candidates are considered based upon various criteria, such as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience, and any other factors appropriate in the context of an assessment of the needs of the Board at that time.  In addition, the Board will consider whether the individual satisfies criteria for independence as may be required by applicable regulations and personal integrity and judgment.  Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

The Board has the sole authority to retain, compensate and terminate any search firm or firms to be used in connection with the identification, assessment, and/or engagement of directors and director candidates.  No such firm has been retained by the Company in the past.

The Board will consider proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration.  The Company has not adopted a formal process because it believes that the informal consideration process has served the Board’s and the stockholders’ needs.  The Board intends to review periodically whether a more formal policy should be adopted.  If a stockholder wishes to suggest a proposed name for Board consideration, the name of that nominee and related personal information should be forwarded to the Board, in care of the corporate Secretary, at least six months before the next annual meeting to assure time for meaningful consideration by the Board.

StockholderCommunication with Board Members

Although the Company has not to date developed formal processes by which stockholders may communicate directly to directors, it believes that the informal process, in which stockholder communications which are received by the Secretary for the Board’s attention are forwarded to the Board, has served the Board’s and the stockholders’ needs.  In view of recently adopted Securities and Exchange Commission (“SEC”) disclosure requirements relating to this issue, the Board may consider development of more specific procedures.  Until any other procedures are developed and posted on the Company’s corporate website, any communications to the Board should be sent to it in care of the Secretary.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s financial reporting system by overseeing and monitoring management’s and the independent public accounting firm’s participation in the financial reporting process.  The Audit Committee is comprised of four independent directors, Messrs. Chatham, Maroney, Nichols and Johnson.  The Audit Committee acts under a written charter, which was adopted on April 1, 2000, and attached hereto as Appendix B.  The Board has concluded that each of the members of the Audit Committee is independent as defined in Nasdaq Rule 4200(a)(15) and the rules of the SEC.  The Board has concluded that Mr. Maroney, who serves as Chairman of the Audit Committee, is qualified as an audit committee financial expert.

The Audit Committee held four meetings during fiscal 2004. The meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company’s independent public accounting firm.

The Audit Committee reviewed and discussed the audited financial statements with management and the independent public accountants.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent public accountants.  The discussions with the independent public accountants also included the matters required by Statement on Auditing Standards No. 61 (SAS 61) (Communication with Audit Committees).

Hein & Associates LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (ISB No. 1) (Independence Discussions with Audit Committees). The Committee discussed with the independent public accounting firm the auditors’ independence from management and the Company and considered the compatibility of nonaudit services with the auditors’ independence.

Based on a review and discussions with management and Hein & Associates LLP, of the financial statements, matters required to be discussed by SAS 61, and the written disclosures and letter required by ISB No. 1, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board:

Gary A. Chatham

Wayne A. Johnson

William D. Maroney

Charles A. Nichols

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers and persons holding more than ten percent of a registered class of the Company’s equity securities to file with the SEC and any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted (i) initial reports of ownership, (ii) reports of changes in ownership and (iii) annual reports of ownership of Common Stock and other equity securities of the Company.  Such directors, officers and ten-percent stockholders are also required to furnish the Company with copies of all such filed reports.

Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during 2004, the Company believes that all of the Company’s executive officers and directors complied with Section 16(a) reporting requirements during 2004.

DIRECTORS’ COMPENSATION

Directors who are not officers or employees of the Company are entitled to a fee of $1,000 for each Board meeting attended and are reimbursed for expenses incurred in connection with their attendance at meetings; however no directors’ fees were paid in 2004. These fees have been waived by the directors.

SUMMARY COMPENSATION TABLE

The following table provides a summary of compensation paid or accrued by the Company and its subsidiaries during 2004, 2003 and 2002 to or on behalf of the Company’s Chief Executive Officer and other executive officers who earned in excess of $100,000 in salary and bonus in prior years (the “Named Officers”).

				Long Term Compensation
				Awards	All Other
		Annual Compensation		Securities Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Option/SARs (#)	($ )(a)
Roger W. Dartt(b) Chief Executive Officer and President	2004	250,000	166,000		7,200
	2003	250,000	550,000		7,200
	2002	145,834		250,000

(a)                                  Includes medical insurance reimbursement for Mr. Dartt.

(b)                                 Mr. Dartt’s employment began effective June 1, 2002.

Option Holdings

The following table provides information with respect to the unexercised options held at the end of 2004 by the Named Officers. The Named Officers did not exercise any options during 2004.

Aggregated Option/SAR Exercises In
Last Fiscal Year and Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options/SARs at Fiscal Year End (#)		Value of Unexercised In-the-Money Options/SARs At Fiscal Year End ($ )
			Exercisable	Unexercisable	Exercisable	Unexercisable
Roger W. Dartt	250,000	$0	0	0	$0	$0

Employment Agreements

The Company entered into an employment agreement with Mr. Dartt effective as of June 1, 2004, whereby he continues as the Company’s President and Chief Executive Officer for a term ending December 31, 2006. The agreement provides for a signing bonus of $166,000, in consideration of the completion of the sale of the Company’s Dental Laser Assets to Biolase. It also provides for (a) an annual base salary of $250,000, (b) a bonus of 10% of the Company’s net operating profit once the Company’s net operating profit reaches $500,000 and (c) the right to take the bonus in cash or to purchase 250,000 shares of Common Stock at a price of $.31 per share.

Upon the merger of the Company or sale of more than 35% of the authorized and outstanding shares of Common Stock of the Company, Mr. Dartt is entitled to receive, in lieu of the performance bonus, a payment of 10% of the difference between the value of the consideration paid to the Company’s stockholders in such sale or merger and the then-current market capitalization. Such consideration will in no event be allowed to exceed 105% of the capitalization shown on the most recent annual balance sheet of the Company.

If his employment is terminated because of his death or disability, he will be entitled to a payment equal to the lesser of one-year’s salary or the salary that would be payable to him during the remaining term of the employment agreement.  Following any such termination, he or his representatives will have a period of one year from the date of such termination to exercise any vested options previously granted to him.  All previously granted options will continue to vest during such one-year period in accordance with the vesting schedule included as part of the grant of the applicable options.  The employment agreement can be terminated for cause if he fails to follow the reasonable instructions of the Board, commits acts that are felonious, dishonest, unethical or inconsistent with normal business standards, wrongfully discloses confidential information, competes with the Company in violation of the agreement or grossly neglects his duties.  If his employment is terminated without cause, he will be entitled to the lesser of one-year’s salary or the salary that would be payable to him during the remaining term of the employment agreement and immediate vesting of the number of stock options that would have vested through the term of the agreement.

Mr. Dartt may terminate his employment for good reason if his resignation (x) is not in connection with the Company’s termination for cause, (y) is prior to or because of announcement of a Change of Control of the Company (as defined), and (z) is due to the occurrence of any of the following events without his written consent: any material diminution of his position, duties and responsibilities; any reduction in his base salary; required relocation of his principal place of employment more than 75 miles from the corporate headquarters; any material diminution in the kind or level of employee benefits to which he was entitled immediately prior to such reduction; or a breach by the Company of any of the provisions of the agreement.  Upon his resignation for good reason, he will be entitled to severance/separation in the amount of the lesser of twelve months’ salary or the amount due in base salary to him for the remaining term of the agreement.  Additionally, his stock options (other than the performance options) will become automatically vested and exercisable as to that number of shares of Common Stock as would have become vested and exercisable if his employment continued until the date twelve months following the date of such termination.

If the Company experiences a change in control and he is unable to negotiate a satisfactory employment arrangement with the new controlling party, he will be entitled to a change of control payment of lesser of twelve months of salary at his then effective salary rate or the remaining compensation due to him for the remaining term of the agreement, payable in one lump sum. Mr. Dartt agreed not to compete with the Company during his employment and for one year after termination.

Equity Compensation Plans

The following table reflects the information described as of December 31, 2004 with respect to compensation plans under which the Company’s stock is authorized for issuance.

Plan Category	No. of Shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	No. of Shares available for future issuance under equity compen- sation plans
Equity compensation plans approved by security holders	10,102	$3.25	—

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 17, 2003, the Company’s principal creditor, Value Bank, assigned its interest in the Company’s $750,000 note and related security instruments to Aimee Maroney for $682,056, which was the outstanding principal balance under the note, and agreed to release Mrs. Maroney and the Company from all claims arising out of the note and security documents.  Subsequently, the Company negotiated the amendment of the note to provide for an interest rate of 5% per annum, with all principal and accrued interest payable in a single payment on December 31, 2004. As consideration for the purchase of the note by Mrs. Maroney and the amendment of the terms of the note, the Company issued to Mrs. Maroney 100,000 shares of its Series B Preferred Stock on July 29, 2003. The preferred shares were valued based on recently subscribed price of $1.00 per share.

Mrs. Maroney is the wife of Mr. William Maroney, a director of the Company. The promissory note to Mrs. Maroney was refinanced in full with Texas State Bank on February 9, 2005.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

In 2004, the members of the Compensation Committee were Wayne A. Johnson, II, William D. Maroney and Bertrand R. Williams, Sr. Mr. Maroney’s wife is a party to certain transactions with the Company. See “Certain Relationships and Related Transactions.”

(Proposal 2)

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO
AUTHORIZE THE ISSUANCE OF UP TO AN ADDITIONAL 87,500,000 SHARES OF
THE COMPANY’S COMMON STOCK

General Information

The Company’s Board has unanimously adopted a resolution approving, and recommending to the Company’s stockholders for their approval, a proposal to amend Article Fourth of the Company’s Certificate to authorize the issuance of up to an additional 87,500,000 shares of Common Stock. The amendment to the Certificate will increase the number of authorized shares of Common Stock from 12,500,000 to a total of 100,000,000. The form of the proposed amendment is follows:

The Certificate is hereby amended by amending and restating the first paragraph of Article Fourth to be and read as follows

FOURTH. The aggregate number of shares which the Company shall have authority to issue is 110,000,000 to be divided into (a) 100,000,000 shares of Common Stock, par value $.04 per share, and (b) 10,000,000 shares of Preferred Stock, par value $.01 per share.

Reasons for Increasing the Authorized Shares of Common Stock

At the close of business on the Record Date, the Company had outstanding and entitled to vote 8,189,306 shares of Common Stock and 400,000 shares of Preferred Stock. Each share of Preferred Stock is convertible into two and one-half shares, for an additional 1,000,000 shares of Common Stock.  In addition, the Company has outstanding options to purchase 10,102 shares of Common Stock and warrants to purchase 98,250 shares of Common Stock. Consequently, 9,297,658 shares of Common Stock are either currently outstanding or issuable upon the exercise of currently outstanding options, warrants or conversion rights under Preferred Stock.

The Board has determined that the Company should begin acquiring other businesses and raising additional equity.  The Company would like to have the option available to issue its equity securities as part of the purchase price for such businesses.  The number of shares of Common Stock currently authorized for issuance is insufficient to authorize acquisitions of the size that the Company hopes to consummate or to raise significant funds.  If the Company does not get the authority now to issue such additional shares, it would have to seek such authority in the future in connection with a pending acquisition.  The Company would then be required to delay the closing of any such transaction until such time as a proxy statement is prepared and filed with the SEC, the Company responds to any comments it may receive on such proxy statement from the SEC, and then the Company schedules and holds a special meeting of the stockholders to vote on such increase.  The Company believes that this process would, at the very least, substantially delay any acquisition or equity offering, and could prove so unattractive to a potential target that such target could reject any offer made by the Company.

This authorization is not being made in anticipation of the acquisition of any particular business.  The Company is continually searching for business acquisition opportunities, but no such business acquisition opportunity is currently near fruition.

Effect on Authorized and Outstanding Shares

As a result of the increase in authorized shares of Common Stock, the number of shares currently issued and outstanding will not be changed.  In addition, the number of shares issuable upon exercise or conversion of securities exercisable for, or convertible into, Common Stock, will remain the same following the amendment to increase the number of authorized shares of Common Stock.

The Company’s Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and, as a result, the Company is subject to periodic reporting and other requirements.  The proposed authorization to issue an additional 87,500,000 shares of Common Stock will not affect the registration of the Common Stock under the Exchange Act.

Increase of Shares of Common Stock Available for Future Issuance

As a result of the increase in the authorized shares of Common Stock, there will be an increase in the number of authorized shares which would be unissued and available for future issuance.  The increase in available shares could be used for any proper corporate purpose approved by the Board including, among other purposes, future financing transactions.

Recommendation

The Board unanimously recommends a vote “FOR” the amendment to the Certificate to authorize the issuance of up to an additional 87,500,000 shares of Common Stock.

(Proposal 3)

APPROVAL OF AMERICAN MEDICAL TECHNOLOGIES, INC.
2005 STOCK OPTION PLAN

General

The Company’s 2005 Plan was adopted by the board of directors on March 30, 2005. The total number of shares of Common Stock currently reserved for issuance under the 2005 Plan is 1,000,000. The statements herein concerning the terms and provisions of the 2005 Plan are summaries only and are qualified in their entirety by reference to the full text of the 2005 Plan, a copy of which is attached hereto as Appendix A.

At the close of business on the Record Date, the Company had outstanding and entitled to vote 8,189,306 shares of Common Stock and 400,000 shares of Preferred Stock which are convertible into an aggregate of 1,000,000 shares of Common Stock.

On the date hereof, substantially all of the Company’s officers, employees and directors were eligible to participate in the 2005 Plan (approximately 30 people). As of the date hereof, no options to purchase shares of Common Stock had been granted under the 2005 Plan.  The Company does not have any specific plans with respect to future awards under the 2005 Plan at this time.

The Company intends to promptly register the Common Stock to be issued pursuant to the 2005 Plan on Form S-8 if the Company’s stockholders approve the 2005 Plan.

Terms of the 2005 Plan and Agreements

Administration.  The 2005 Plan is administered by a plan administrator (the “Plan Administrator”) which may be either (i) the Board of Directors of the Company; (ii) any duly constituted committee of the Board of Directors; or (iii) any duly authorized officer or officers of the Company.  The Plan Administrator has sole authority to make regulations and guidelines for and to interpret the 2005 Plan.  The Plan Administrator also has sole power to make awards under the 2005 Plan, to designate participants in the 2005 Plan and to impose limitations upon awards under the 2005 Plan.

Eligibility.  All directors, executive officers, key employees and consultants of the Company and certain of its subsidiaries who have the capability of making a substantial contribution to the success of the Company are eligible to participate in the 2005 Plan.

Shares Subject to 2005 Plan.  Currently, not more than 1,000,000 shares of Common Stock may be distributed in accordance with the terms of the 2005 Plan.  In addition, the number of shares is subject to adjustment in the event of certain dilutive changes in the number of outstanding shares.  The Company issues authorized but unissued shares under the 2005 Plan.  Any shares subject to an award which are not used because the terms and conditions of the award are not met may again be used for an award under the 2005 Plan.

Transferability.  Rights under any award generally may not be transferred except by will or the laws of descent and distribution provided that the Plan Administrator may, in its discretion, authorize all or a portion of the stock options (other than incentive stock options) to be granted on terms which permit transfer by the optionee to a trust or trusts for the exclusive benefit of the optionee’s children, stepchildren, grandchildren, parents, stepparents, grandparents, or spouse, including adoptive relationships, provided that:

•                                          such trust or trusts must be controlled by the optionee,

•                                          there may be no consideration for any such transfer,

•                                          the option agreement pursuant to which stock options are granted must be approved by the Plan Administrator, and must expressly provide for transferability, and

•                                          subsequent transfers will be prohibited except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

Amendment of the 2005 Plan.  The 2005 Plan may be amended by the Board of Directors without the consent of the stockholders except that any amendment, though effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.  In addition, no modification of an award can impair the rights of a holder of an outstanding award under the 2005 Plan without such holder’s consent.

Change in Control.  In the event of certain changes in control of the Company, the Plan Administrator may at its discretion do any or all of the following:

•                                          accelerate any time periods relating to exercise or realization of the award;

•                                          cause the awards to be assumed by the successor corporation; or

•                                          cancel all outstanding options as of the effective date of the change in control, provided that each holder has the right to exercise such option in full for at least 30 days prior to the change in control.

Stock Options.  A grant of a stock option entitles a participant to purchase from the Company a specified number of shares of Common Stock at a specified price per share.  In the discretion of the Plan Administrator, stock options may be granted as non-qualified stock options or incentive stock options, but incentive stock options may only be granted to executive officers and other employees of the Company or a subsidiary.  In addition, incentive stock options may not be granted to any owner of 10% or more of the total combined voting power of the Company and its subsidiaries.  Incentive stock options shall be subject to any terms and conditions as the Plan Administrator deems necessary or desirable in order to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). No incentive stock options shall be awarded after the tenth anniversary of the effective date of the 2005 Plan.

The purchase price per share of Common Stock subject to an option is 100% of the fair market value of a share of Common Stock at the time such option is granted or, in the case of non-qualified stock options, as otherwise fixed by the Plan Administrator.  Upon exercise, payment for shares of Common Stock acquired on exercise of a stock option may be made in cash, in shares of the Common Stock, or a combination thereof, as the Plan Administrator may determine.

Stock options are subject to such vesting schedule as determined by the Plan Administrator and are not exercisable prior to six months from the date of grant unless, in the case of non-qualified stock options, a shorter period is provided by the Plan Administrator or other section of the 2005 Plan. No incentive stock option may be exercised later than ten years after the date of grant.  Generally, options are exercisable only while the participant is an employee of the Company.  Options remain exercisable for limited periods of time however, following termination of employment because of death, retirement or permanent disability.

Federal Income Tax Consequences

The federal income tax consequences, in general, of the 2005 Plan are as follows:

With respect to non-qualified stock options granted under the 2005 Plan: A participant receiving a grant will not recognize income and the Company will not be allowed a deduction at the time such an option is granted.  When a participant exercises a non-qualified stock option, the difference between the option price and any higher market value of the stock on the date of exercise will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company.  When a participant disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon the holding period of the shares.  If the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as short-term or long-term capital loss, depending upon the holding period of the shares.

With respect to incentive stock options granted under the 2005 Plan: A participant receiving a grant will not recognize income and the Company will not be allowed a deduction at the time such an option is granted.  When a participant exercises an incentive stock option while employed by the Company or its subsidiary or within the three-month (one year for disability) period after termination of employment, no ordinary income will be recognized by the participant at that time (and no deduction will be allowed to the Company) but the excess of the fair market value of the shares acquired by such exercise over the option price will be taken into account in determining the participant’s alternative minimum taxable income for purposes of the federal alternative minimum tax applicable to individuals.  If the shares acquired upon exercise are not disposed of until more than two years after the date of grant and one year after the date of transfer of the shares to the participant (statutory holding periods), the excess of the sale proceeds over the aggregate option price of such shares will be long-term capital gain, and the Company will not be entitled to any federal income tax deduction.  Except in the event of death, if the shares are disposed of prior to the expiration of the statutory holding periods (a “Disqualifying Disposition”), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if sustained, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the Company or its subsidiary will be entitled to a federal tax deduction in a like amount), and the balance of the gain, if any, will be capital gain (short-term or long-term depending on the holding period). To the extent that the aggregate fair market value of stock (determined on the date of grant) with respect to which incentive options become exercisable for the first time during any calendar year exceeds $100,000 such options will be treated as non-qualified options.

If a participant pays the exercise price of a non-qualified or incentive stock option with previously owned shares of the Company’s Common Stock and the transaction is not a Disqualifying Disposition, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange.  The shares received in excess of the number surrendered will not be taxable if an incentive stock option is being exercised, but will be taxable as ordinary income to the extent of their fair market value if a non-qualified stock option is being exercised.  The participant does not recognize income and the Company receives no deduction as a result of the tax-free portion of the exchange transaction.  If the use of previously acquired incentive stock option shares to pay the exercise price of another incentive stock option constitutes a Disqualifying Disposition, the tax results are as described in the preceding paragraph.  The income treatment will apply to the shares disposed of but will not affect the favorable tax treatment of the shares received.

The Board recommends that stockholders vote FOR the proposal to approve the American Medical Technologies, Inc. 2005 Stock Option Plan.

(Proposal 4)

APPOINTMENT OF AUDITORS

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP AS THE COMPANY’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY’S CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDING DECEMBER 31, 2005. THE SHARES OF STOCK REPRESENTED BY RETURNED PROXY CARDS WILL BE VOTED FOR THE APPOINTMENT OF THESE ACCOUNTANTS UNLESS OTHERWISE SPECIFIED.

At the Annual Meeting a vote will be taken on the proposal to ratify the appointment by the Board of Hein & Associates LLP (“Hein”), independent certified public accountants, as auditors of the Company’s consolidated financial statements for the year ending December 31, 2005. Hein audited the consolidated financial statements of the Company for the year ended December 31, 2004.

Representatives of Hein are expected to be present at the Annual Meeting, with the opportunity to make a statement should they choose to do so, and to be available to respond to appropriate questions.

Audit Fees.

The Company incurred aggregate professional fees to its auditors, Hein, in the amount of $                      for the 2004 audit and $70,000 for the 2003 audit.

Audit-Related Fees.

The Company incurred no additional fees to Hein during 2003 and 2004 for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax Fees.

The Company incurred $10,296 in fees to Hein during 2004 and $6,760 in fees to Hein during 2003, for tax compliance, tax advice and tax planning, composed principally of tax preparation services.

All Other Fees.

For each of the last two fiscal years, the Company incurred no additional fees for products and services provided by Hein other than those reported above.

The Audit Committee considered whether the provision of these services was compatible with maintaining the independence of Hein as the Company’s principal independent accounting firm.  All of the non-audit services described above were approved by the Audit Committee in accordance with its policies and procedures.

ANNUAL REPORTS

The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004, accompanies this Proxy Statement.  The Company filed its Annual Report on Form 10-KSB for the year ended December 31, 2004 with the SEC on March 31, 2005. A copy of the Form 10-KSB, including any financial statements and schedules and a list describing any exhibits not contained therein, may be obtained without charge by any stockholder.  Written requests for copies of the report should be directed to Roger W. Dartt, President, American Medical Technologies, Inc., 5655 Bear Lane, Corpus Christi, Texas 78405.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act and the Company’s Bylaws.  For such a proposal to be considered for inclusion in the Proxy Statement and Proxy relating to the 2006 annual meeting of stockholders, the proposal must be received by the Company not later than December 31, 2005 in accordance with Rule 14a-8. Stockholder proposals submitted outside of the process of Rule 14a-8 may be submitted at any time prior to call to order of the Annual Meeting.  The proxy named in the attached proxy card will vote on any such matters in his discretion.  Such proposals should be directed to Roger W. Dartt, President.

OTHER MATTERS

The Board knows of no matters that are expected to be presented at the Annual Meeting other than those described in this proxy statement.  Should any other matter properly come before the Annual Meeting, however, the persons named in the form of proxy accompanying this proxy statement will vote all shares represented by proxies in accordance with their best judgment on such matters.

APPENDIX A

AMERICAN MEDICAL TECHNOLOGIES, INC.

2005 STOCK OPTION PLAN

ARTICLE I. GENERAL

Section 1.1 Purpose.  The purposes of this Stock Option Plan (the “Plan”) are to: (1) associate the interests of the management of American Medical Technologies, Inc. and its subsidiaries and affiliates (collectively referred to as the “Company”) closely with the stockholders to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders; (2) provide management with a proprietary ownership interest in the Company commensurate with Company performance, as reflected in increased stockholder value; (3) maintain competitive compensation levels thereby attracting and retaining highly competent and talented directors, employees and consultants; and (4) provide an incentive to management for continuous employment with the Company. Certain capitalized terms are defined in Section 4.7.

Section 1.2 Administration.

(a)          The administration of the Plan with respect to all or any number or type of awards shall be undertaken by one or more of the following as designated from time to time by the Board of Directors of the Company:

(i)                                     the Board of Directors;

(ii)                                  any duly constituted committee of the Board of Directors; or

(iii)                               any duly authorized officer or officers of the Company.

Such administrating party shall be referred to herein as the “Plan Administrator”. The Board of Directors may place any conditions it deems appropriate on the discretion of the Plan Administrator.

(b)         Subject to any limitations imposed by the Board of Directors, the Plan Administrator shall have the authority, in its sole discretion and from time to time to:

(i)                                     designate the officers and key employees and consultants of the Company and its Subsidiaries eligible to participate in the Plan;

(ii)                                  grant Options provided in the Plan in such form and amount as the Plan Administrator shall determine;

(iii)                               impose such limitations, restrictions and conditions, not inconsistent with this Plan, upon any such Option as the Plan Administrator shall deem appropriate; and

(iv)                              interpret the Plan and any agreement, instrument or other document executed in connection with the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

(c)          Decisions and determinations of the Plan Administrator on all matters relating to the Plan shall be in its sole discretion and shall be final, conclusive and binding upon all persons, including the Company, any participant, any stockholder of the Company, any employee and any consultant.  No member of any committee acting as Plan Administrator shall be liable for any action taken or decision made relating to the Plan or any Option thereunder.

Section 1.3 Eligibility for Participation.  Participants in the Plan shall be selected by the Plan Administrator from the directors, executive officers and other employees and consultants of the Company, executive officers and employees of any Subsidiary of the Company and executive officers and key employees of any consultant to, administrator for or manager of the Company who have the capability of making a substantial contribution to the success of the Company.  In making this selection and in determining the form and amount of Options, the Plan Administrator shall consider any factors deemed relevant, including the individual’s functions, responsibilities, value of services to the Company and past and potential contributions to the Company’s profitability and growth.  For the purposes of this Plan, the term “Subsidiary” means any corporation or other entity of which at least 50% of the voting securities are owned by the Company directly or through one or more other corporations, each of which is also a Subsidiary.  With respect to non-corporate entities, Subsidiary shall mean an entity managed or controlled by the Company or any Subsidiary and with respect to which the Company or any Subsidiary is allocated more than half of the profits and losses thereof.

Section 1.4 Types of Options Under Plan.  Options under the Plan may be in the form of any one or more of the following:

(i)                                     Stock Options, as described in Article II; and/or

(ii)                                  Incentive Stock Options, as described in Article III.

Options under the Plan shall be evidenced by an option agreement between the Company and the recipient of the Option, in form and substance satisfactory to the Plan Administrator, and not inconsistent with this Plan (“Option Agreement”). Option Agreements may provide such vesting schedules for Stock Options and Incentive Stock Options, and such other terms, conditions and provisions as are not inconsistent with the terms of this Plan.  Subject to the express provisions of the Plan, and within the limitations of the Plan, the Plan Administrator may modify, extend or renew outstanding Option Agreements, or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor.  However, except as provided in this Plan, no modification of an Option shall materially impair the rights of the holder thereof without his consent.

Section 1.5 Aggregate Limitation on Options.

(a)          Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of common stock, $.04 par value, of the Company (“Common Stock”). The maximum number of shares of Common Stock which may be issued pursuant to Options issued under the Plan shall be 1,000,000 which may be increased by the Board of Directors pursuant to Section 4.12.

(b)         For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan at any time, all the shares issued (including the shares, if any, withheld for tax withholding requirements) under the Plan shall be counted when issued upon exercise of a Stock Option or Incentive Stock Option.

(c)          Shares tendered by a participant as payment for shares issued upon exercise of a Stock Option or Incentive Stock Option shall be available for issuance under the Plan.  Any shares of Common Stock subject to a Stock Option or Incentive Stock Option which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan.

Section 1.6 Effective Date and Term of Plan.

(a)          The Plan shall become effective on the date adopted by the Board of Directors, subject to approval by the holders of a majority of the shares of Common Stock at a meeting or by written consent.

(b)         The Plan and all Options issued under the Plan shall remain in effect until such Options have been satisfied or terminated in accordance with the Plan and the terms of such Options.

ARTICLE II. STOCK OPTIONS

Section 2.1 Grant of Stock Options.  The Plan Administrator may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Plan Administrator may prescribe, grant to any participant in the Plan one or more options to purchase for cash or shares the number of shares of Common Stock (“Stock Options”) allotted by the Plan Administrator.  The date a Stock Option is granted shall mean the date selected by the Plan Administrator as of which the Plan Administrator allots a specific number of shares to a participant pursuant to the Plan.

Section 2.2 Stock Option Agreements.  The grant of a Stock Option shall be evidenced by a written Option Agreement, executed by the Company and the holder of a Stock Option (the “Optionee”), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Plan Administrator may from time to time determine.

Section 2.3 Stock Option Price.  The option price per share of Common Stock which must be paid by the Optionee upon the exercise of a Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Stock Option is granted to the Optionee, unless a higher or lower price is otherwise determined by the Plan Administrator.

Section 2.4 Term and Exercise.  Stock Options granted under the Plan shall not be exercisable prior to six months from the date of their grant, unless a shorter period is provided by the Plan Administrator or by another section of this Plan, and may be subject to such conditions and restrictions on exercise as the Plan Administrator shall determine.  A Stock Option shall be subject to such vesting schedule and term (“Option Term”) as the Plan Administrator may provide in an Option Agreement.  No Stock Option shall be exercisable after the expiration of its Option Term.  Unless otherwise provided in an Option Agreement, each Option shall have an Option Term of ten years, subject to earlier termination as provided herein.

Section 2.5 Manner of Payment.  Each Option Agreement providing for Stock Options shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the option price for such shares with cash or, if authorized by the Plan Administrator, Common Stock.  The Plan Administrator may permit an Optionee to elect to pay the option price upon exercise of a Stock Option through a cashless exercise procedure approved by the Plan Administrator by irrevocably authorizing a broker to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire option price and any tax withholding resulting from such exercise.

Section 2.6 Issuance of Certificates.  As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock.  The Optionee shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder.

Section 2.7 Death, Retirement and Termination of Employment of Optionee.  Unless otherwise provided in an Option Agreement or otherwise agreed to by the Plan Administrator:

(a)          Upon the death of the Optionee, any rights to the extent exercisable on the date of death may be exercised by the Optionee’s estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) one year.  The provisions of this section shall apply notwithstanding the fact that the Optionee’s employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

(b)         Upon termination of the Optionee’s employment by reason of retirement or permanent disability (as each is determined by the Plan Administrator), the Optionee may exercise any Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) 180 days (in the case of permanent disability) or 90 days (in the case of retirement).

(c)          Except as provided in Subsections (a) and (b) of this Section 2.7 or in an Option Agreement, all Stock Options shall terminate immediately upon the termination of the Optionee’s employment.

ARTICLE III. INCENTIVE STOCK OPTIONS

Section 3.1 Grant of Incentive Stock Options.  The Plan Administrator may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Plan Administrator may prescribe, grant to any officer or key employee who is a participant in the Plan one or more “incentive stock options” (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended) (“Incentive Stock Options”) to purchase for cash or shares the number of shares of Common Stock allotted by the Plan Administrator.  No Incentive Stock Options shall be made under the Plan after the tenth anniversary of the effective date of the Plan.  The date an Incentive Stock Option is granted shall mean the date selected by the Plan Administrator as of which the Plan Administrator allots a specific number of shares to a participant pursuant to the Plan.  Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and its subsidiaries.

Section 3.2 Incentive Stock Option Agreements.  The grant of an Incentive Stock Option shall be evidenced by a written Option Agreement, executed by the Company and the holder of an Incentive Stock Option (the “Optionee”), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Plan Administrator may from time to time determine.

Section 3.3 Incentive Stock Option Price.  The option price per share of Common Stock which must be paid by the Optionee upon the exercise of an Incentive Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted to the Optionee.

Section 3.4 Term and Exercise.  Incentive Stock Options granted under the Plan shall not be exercisable prior to six months from the date of their grant, unless a shorter period is provided by the Plan Administrator or by another section of this Plan, and may be subject to such conditions and restrictions on exercise as the Plan Administrator shall determine.  Each Incentive Stock Option may be exercised during a period determined by the Plan Administrator, not to exceed ten years from the date of grant thereof (the “Option Term”) and may be subject to such vesting scheduling as the Plan Administrator may provide in an Option Agreement.  No Incentive Stock Option shall be exercisable after the expiration of its Option Term.

Section 3.5 Maximum Amount of Incentive Stock Option Grant.  The aggregate fair market value (determined on the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options first become exercisable by an Optionee during any calendar year

(under all plans of the Optionee’s employer corporations and their parent and subsidiary corporations) shall not exceed $100,000.

Section 3.6 Applicability of Stock Options Sections.  Sections 2.5, Manner of Payment; and 2.6, Issuance of Certificates; and 2.7 Death, Retirement and Termination of Employment; applicable to Stock Options, shall apply equally to Incentive Stock Options.  Said sections are incorporated by reference in this Article III as though fully set forth herein.

Section 3.7 Code Requirements.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Code Section 422, unless the participant has first requested the change that will result in such disqualification.

ARTICLE IV. MISCELLANEOUS

Section 4.1 General Restriction.  Each Option granted under the Plan shall be subject to the requirement that, if at any time the Plan Administrator shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an Option with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares of Common Stock thereunder, such Option may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Plan Administrator.

Section 4.2 Non-Assignability.

(a)          No Option granted under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by Code Section 141(p)): provided, however, only with respect to Stock Options other than Incentive Stock Options, the Plan Administrator may, in its discretion, authorize all or a portion of the Stock Options (other than Incentive Stock Options) to be granted on terms which permit transfer by the Optionee to a trust or trusts for the exclusive benefit of the Optionee’s children, stepchildren, grandchildren, parents, stepparents, grandparents, or spouse, including adoptive relationships (collectively “Immediate Family”), provided that (A) such trust or trusts must be controlled by the Optionee, (B) there may be no consideration for any such transfer, (C) the Option Agreement pursuant to which Stock Options are granted must be approved by the Plan Administrator, and must expressly provide for transferability in a manner consistent with this Section 4.2, and (D) subsequent transfers of transferred Stock Options shall be prohibited except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.  Following any permitted transfer, any Stock Option will continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term Optionee shall be deemed to refer to the transferee.  The termination of employment and other events described in Section 2.7 and in the Option Agreement shall continue to be applied with respect to the original Optionee, and the Stock Option shall be exercisable by the transferee only to the extent, and for the periods, specified Section 2.7 and in the Option Agreement.  During the life of the recipient, such Option shall be exercisable only by such person or by such person’s guardian or legal representative.

(b)         Except as may otherwise be permitted under the Code, in the event of a permitted transfer of a Stock Option (other than an Incentive Stock Option) hereunder, the original Optionee shall remain subject to withholding taxes upon exercise.  In addition, the Company shall have no obligation to provide any notices to a transferee, including, for example, of the termination of an Option Agreement following the original Optionee’s termination of employment.

Section 4.3 Withholding Taxes.  Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.  Alternatively, the Company may issue, transfer or vest only such net of the number of shares of the Company sufficient to satisfy the withholding tax requirements.  For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

Section 4.4 Right to Terminate Employment.  Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

Section 4.5 Non-Uniform Determinations.  The Plan Administrator’s determinations under the Plan (including without limitation determinations of the persons to receive Options, the form, amount and timing of such Options, the terms and provisions of such Options and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

Section 4.6 Rights as a Stockholder.  The recipient of any Option under the Plan shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

Section 4.7 Definitions.  In this Plan the following definitions shall apply:

(a)          “fair market value” as of any date and in respect of any share of Common Stock means the average of the closing bid and offer price on such date or on the next business day, if such date is not a business day, of a share of Common Stock on the OTC Bulletin Board or other public securities market on which the Common Stock trades.  If the Plan Administrator determines that the average of the closing bid and offer price on the OTC Bulletin Board or other public securities market on which the Common Stock trades does not properly reflect the fair market value of a share of Common Stock, the fair market value of shares of Common Stock shall be as determined by the Plan Administrator in such manner as it may deem appropriate.  In no event shall the fair market value of any share of Common Stock be less than its par value.

(b)         “Option” means a Stock Option or Incentive Stock Option.

(c)          “option price” means the purchase price per share of Common Stock deliverable upon the exercise of a Stock Option or Incentive Stock Option.

Section 4.8 Leaves of Absence.  The Plan Administrator shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Option.  Without limiting the generality of the foregoing, the Plan Administrator shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Options under the Plan theretofore made to any recipient who takes such leave of absence.

Section 4.9 Newly Eligible Employees.  The Plan Administrator shall be entitled to make such rules, regulations, determinations and grants of Options as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof.

Section 4.10 Adjustments.  In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Plan Administrator may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Plan Administrator.

Section 4.11 Changes in the Company’s Capital Structure.

(a)          The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)         If, while there are outstanding Options, the Company shall effect a subdivision or consolidation of shares or other increase or reduction in the number of shares of the Common Stock outstanding without receiving compensation therefore in money, services or property,

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then, subject to the provisions, if any, in the Option Agreement (i) in the event of an increase in the number of such shares outstanding, the number of shares of Common Stock then subject to Options hereunder shall be proportionately increased; and (ii) in the event of a decrease in the number of such shares outstanding the number of shares then subject to Option hereunder shall be proportionately decreased.

(c)          After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such Option shall then be so exercisable, the number and class of shares of stock, other securities or consideration to which such holder would have been entitled to receive pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of the Company equal to the number of shares as to which such Option had been exercisable.

(d)         If the Company is about to be merged into or consolidated with another corporation or other entity under circumstances where the Company is not the surviving corporation, or if the Company is about to sell or otherwise dispose of substantially all of its assets to another corporation or other entity while unexercised Options remain outstanding, then the Plan Administrator may direct that any of the following shall occur:

(i)                                     If the successor entity is willing to assume the obligation to deliver shares of stock or other securities after the effective date of the merger, consolidation or sale of assets, as the case may be, each holder of an outstanding Option shall be entitled to receive, upon the exercise of such Option and payment of the option price, in lieu of shares of Common Stock, such shares of stock or other securities as the holder of such Option would have been entitled to receive had such Option been exercised immediately prior to the consummation of such merger, consolidation or sale, and the terms of such Option shall apply as nearly as practicable to the shares of stock or other securities purchasable upon exercise of the Option following such merger, consolidation or sale of assets;

(ii)                                  The Plan Administrator may waive any limitations set forth in or imposed pursuant to this Plan or any Option Agreement with respect to such Option such that such Option shall become exercisable prior to the record or effective date of such merger, consolidation or sale of assets; and/or

(iii)                               The Plan Administrator may cancel all outstanding Options as of the effective date of any such merger, consolidation or sale of assets provided that prior notice of such cancellation shall be given to each holder of an Option at least 30 days prior to the effective date of such merger, consolidation or sale of assets, and each holder of an Option shall have the right to exercise such Option in full immediately prior to, and contingent upon, the effective date of such merger, consolidation or sale of assets.

(e)          Except as herein provided, the issuance by the Company of Common Stock or any other shares of capital stock or securities convertible into shares of capital stock, for cash, property, labor done or other consideration, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

Section 4.12 Amendment of the Plan.  The Board of Directors may, without further approval by the stockholders and without receiving further consideration from the participants, amend this Plan or condition or modify Options under this Plan, including increases to the number of shares which may be covered by Options under this Plan.

This is the Stock Option Plan adopted by the Company on March 30, 2005.

AMERICAN MEDICAL TECHNOLOGIES, INC.

/s/ Roger W. Dartt
By: Roger W. Dartt, Chief Executive Officer

APPENDIX B

AMERICAN MEDICAL TECHNOLOGIES, INC.
AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter governs the operations of the audit committee.  The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors.  The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company.  Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company.  All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

STATE OF POLICY

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community and others.  In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board.  The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.  The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities.  The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

•                                          The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders.  The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors.  The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.  Annually, the committee shall review and recommend to the board the selection of the Company’s independent auditors.

•                                          The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation.  Also, the committee shall discuss with management, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.  Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

•                                          The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), and the clarity of the disclosures in the financial statements.  Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

•                                          The committee shall review the interim financial statements with management and the independent auditors prior to reporting quarterly results and filing of the Company’s Quarterly Report of Form 10-Q.  Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.  The chair of the Committee may represent the entire Committee for the purposes of this review.

Adopted by the Board of Directors effective April 1, 2000.

(FRONT)

AMERICAN MEDICAL TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

Solicited by the Board of Directors of American Medical Technologies, Inc.

The undersigned hereby appoints Roger W. Dartt and Linda Hartdegen, or either of them, as proxies with full power of substitution, to vote all shares of Stock of American Medical Technologies, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 6, 2005, or at any adjournment or postponement thereof, as follows:

Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

PROPOSAL 1: ELECTION OF DIRECTORS

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY for all nominees listed below

Charles A. Nichols and Gary A. Chatham as Class I Directors, Bertrand R. Williams, Sr. as a Class II Director, and Roger W. Dartt and William D. Maroney as Class III Directors.

INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee’s name in the space provided here.

PROPOSAL 2:                    TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PROPOSAL 3:                    RATIFICATION OF THE ADOPTION OF THE AMERICAN MEDICAL TECHNOLOGIES 2005 STOCK OPTION PLAN.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PROPOSAL 4:                    APPOINTMENT OF HEIN & ASSOCIATES LLP AS AUDITORS FOR THE COMPANY.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Please check the following box if you plan to attend the Annual Meeting of Stockholders in person.  ☐

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED “FOR” PROPOSAL 1 (ALL NOMINEES), “FOR” PROPOSALS 2, 3 AND 4 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

Dated: , 2005

Signature

Please sign exactly as name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc., should give their full titles.

Please complete, sign and promptly mail this proxy in the enclosed envelope.